EXHIBIT 99.1

                                         KCSI

                                          Kansas City Southern Industries, Inc.
                                          114 West 11th Street
                                          Kansas City, Missouri  64105

                                          NYSE Symbol:  KSU
                                          Release No. 2000-09    June 15, 2000
Media Contact: Kekst & Co.
   Robert Siegfried (212-521-4832)
   Michael Herley (212-521-4897)

Investors Contact:
  Landon H. Rowland (816-218-2416)
    Chairman, President & CEO
  Joseph D. Monello (816-218-2411)
    Vice President & CFO

                                  NEWS RELEASE
           KANSAS CITY SOUTHERN INDUSTRIES BOARD APPROVES SPIN-OFF
                       OF ITS FINANCIAL SERVICES BUSINESS


FINANCIAL SERVICES BUSINESS TO BE KNOWN AS STILWELL FINANCIAL INC. AND
                WILL TRADE ON THE NYSE UNDER THE SYMBOL "SV"

Kansas City, Missouri, June 15, 2000 - Kansas City Southern Industries, Inc. ("KCSI" or the "Company") (NYSE: KSU) today announced that its Board of Directors approved the Company's spin-off of its financial services subsidiary, Stilwell Financial Inc., to its common stockholders. Stilwell Financial has received approval, subject to notice of issuance, to have its common stock listed on the New York Stock Exchange under the symbol "SV" and expects its Form 10 Registration Statement filed with the Securities and Exchange Commission to become effective today.

Following effectiveness of the Form 10, the spin-off will occur through a special dividend to be distributed on July 12, 2000 to KCSI common stockholders of record on June 28, 2000. Stockholders will receive 2 shares of common stock of Stilwell Financial for every 1 share of KCSI common stock owned on the record date. The total number of Stilwell Financial shares to be distributed will depend on the number of shares of KCSI common stock outstanding on the record date. Based on the number of shares of KCSI common stock outstanding as of March 31, 2000, approximately 222.8 million shares of Stilwell Financial common stock will be distributed.

A copy of an Information Statement giving details of the transaction and providing information about Stilwell Financial will be mailed to all record date KCSI common stockholders.

The Internal Revenue Service has ruled that the spin-off will not be taxable for Federal income tax purposes to KCSI or KCSI shareholders.

Landon H. Rowland, Chairman, President and Chief Executive Officer of KCSI, said, "The separation of KCSI's financial services and railroad businesses will realize shareholder value by creating two pure investment opportunities with their own resources, management teams and business strategies. KCSI has a well-established record of achieving attractive returns for shareholders, and this spin-off reflects the Board's priority to continue to build value for the Company's shareholders."

The  primary   entities   comprising   Stilwell   Financial  are  Janus  Capital
Corporation, an approximately 81.5% owned subsidiary; Berger LLC, an approximately 86% owned subsidiary; Nelson Money Managers Plc, an 80% owned subsidiary; DST Systems, Inc., an equity investment in which Stilwell Financial holds an approximately 32% interest, and miscellaneous other subsidiaries and equity investments.

KCSI stockholders previously approved a reverse split of KCSI common stock to be effective upon completion of the spin-off. Accordingly, on July 12, 2000 each 2 shares of KCSI common stock will be converted into 1 share of KCSI common stock. The reverse stock split will reduce the total number of KCSI common shares outstanding after the spin-off is effective, from approximately 111.4 million shares to approximately 55.7 million, with the exact number depending on the number of shares of KCSI common stock outstanding on July 12, 2000.

KCSI common stockholders of record on July 12, 2000 will be provided letters of transmittal for surrendering their old certificates in exchange for new certificates reflecting the reverse split.

KCSI's Board of Directors also declared a quarterly dividend of 25 cents per share on the outstanding KCSI preferred stock. This dividend is payable on July 5, 2000 to preferred stockholders of record at the close of business on June 26, 2000.




                *********************************************

This press release includes statements concerning potential future events involving the Company, which could materially differ from the events that actually occur. The differences could be caused by a number of factors including those factors identified in KCSI's December 31, 1999 Form 10-K and the Current Report on Form 8-K/A dated June 3, 1997, each filed by the Company with the Securities & Exchange Commission (Commission file no. 1-4717). The Company will not update any forward-looking statements in this press release to reflect future events or developments.



                                          ............The End